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                                                                     Exhibit 5.1


February 6, 1997


Sanchez Computer Associates, Inc.
40 Valley Stream Parkway
Malvern, Pennsylvania 19355

Re: Sanchez Computer Associates, Inc. Registration Statement on Form S-8
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Ladies and Gentlemen:

We have acted as counsel to Sanchez Computer Associates, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an aggregate of 2,055,533 shares of the Company's common stock, no par value (the "Shares"), that may be awarded under the 1988 Stock Option Plan for Key Employees and the Sanchez Computer Associates, Inc. Amended and Restated 1995 Equity Compensation Plan (together, the "Plans").

We have examined copies of the Plans, the Company's restated articles of incorporation and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares, when awarded in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

The opinion set forth above is limited to the Pennsylvania Business Corporation Law of 1988, as amended.
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Sanchez Computer Associates, Inc.
Page 2


We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ Morgan, Lewis & Bockius LLP